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                                                                      EXHIBIT 21

                SUBSIDIARIES OF SAMSONITE CORPORATION (Delaware)


Samsonite Europe N.V.                         Belgium
     Samsonite S.A.                           France
     Samsonite Limited                        United Kingdom
     Samsonite B.V.                           Netherlands
     Samsonite Ges.m.b.H.                     Austria
     Samsonite GmbH                           Germany
     Samsonite-Hungaria Luggage Ltd.          Hungary
     Samsonite Finanziaria S.r.l.             Italy
          Samsonite Italia S.r.l.             Italy
               Saturn & Saturn S.r.l.         Italy
                    Bogey S.r.l.              Italy
     Samsonite Espana S.A.                    Spain
     Samsonite AB (Aktiebolag)                Sweden
     Samsonite A/S                            Denmark
     Samsonite AG                             Switzerland


Samsonite Mexico, S.A. de C.V.                Mexico
Samsonite Comercio E Participacoes Ltda.      Brazil
     Samsonite Industrial E Comercial Ltda.   Brazil
Samsonite Canada Inc.                         Canada
Samson S.A. de C.V.                           Mexico
Samsonite Mauritius Limited                   Mauritius
     Samsonite India Private Limited          India
Samsonite Singapore Pte Ltd                   Singapore
Samsonite Asia Services Limited               Hong Kong



A.T. Retail, Inc.                             Indiana
Samsonite Outlet Stores, Inc.                 Colorado
Samsonite Pacific Ltd.                        Colorado
Direct Marketing Ventures, Inc.               Colorado
Legacy Luggage Inc.                           Colorado
Samsonite Service Corporation                 Colorado
Samsonite Financial Co.                       Delaware
Samsonite Realty Inc.                         Delaware
Global Licensing Company                      Colorado
Samsonite TPA III, Inc.                       Delaware
Samsonite TPA IV, Inc.                        Delaware



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Astrum R.E. Corp.                             Delaware
Astrum Food Specialties Company, Inc.         Delaware
Astrum Management Corp.                       Delaware
Astrum Service Corp.                          Delaware
KBBL Inc.                                     Delaware
LA 30, Inc.                                   Delaware
    Sandino Telecasters, Inc.                 Delaware


McGregor Corporation                          New York
    Five Hundred Fashion International, Inc.  Delaware
          FHF Apparel Corp.                   Delaware
    Hortex Incorporated                       Texas
          BTK Sales Co.                       Texas
    Gilead Manufacturing Corporation          Rhode Island
    Jody Apparel, Inc.                        New York
    WMI, Inc.                                 Delaware
    Wonderknit Corporation                    New York
    McGregor China Corp.                      Delaware
    Bernhard Altmann (CA) Ltd.                Canada